EXHIBIT 99.01

Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

Results of Court Meeting and Extraordinary General Meeting - Shareholders Approve Scheme of Arrangement and New Share Plans

Basingstoke, UK and Philadelphia, US – May 9, 2008 – Shire plc (LSE: SHP, NASDAQ: SHPGY), the global specialty biopharmaceutical company, announces that ordinary shareholders approved the scheme of arrangement proposed in a circular to shareholders dated 16 April 2008 (the "Circular"), without modification, at a meeting convened by the Court and held today.

At a hearing convened for 22 May 2008, the High Court is expected to approve the scheme of arrangement, which will result in the establishment of a new UK listed, Jersey incorporated holding company, Shire Limited, above Shire plc.  As is the case for Shire plc, the new holding company will have its primary listing on the London Stock Exchange and its American Depositary Shares will be traded on NASDAQ.

At the extraordinary general meeting (the "EGM") which immediately followed the Court meeting, shareholders also approved, without modification, all resolutions proposed in the notice of the EGM included in the Circular.  Among other things, the proposed resolutions sought shareholder approval for the scheme of arrangement, to amend Shire plc’s articles and approval for the reduction of capital of Shire Limited for the creation of distributable reserves.

Shareholders at the EGM also approved resolutions proposing new employee share save and share option schemes by Shire Limited, the principal terms of which were summarised in the Circular.

The full results of the meetings were as follows:

POLL RESULT FOR THE COURT MEETING

Resolution to approve the scheme:

Number of votes for:	334,508,504	99.78%
Number of votes against:	728,935	0.22%
Number of voters for:	853	95.63%
Number of voters against:	39	4.37%

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PROXY VOTES FOR THE EGM

All resolutions were put to the EGM and approved on a show of hands. The proxy votes received for the EGM are set out below:

Resolution:		For*	Against	Votes withheld**
1.	To approve the scheme of arrangement and other related matters	327,897,582 (99.64%)	1,186,103 (0.36%)	685,056
2.	To approve the reduction of capital of Shire Limited	328,989,164 (99.78%)	724,043 (0.22%)	55,534
3.	To approve the adoption by Shire Limited of the Shire Sharesave Scheme and to approve the authorisation given to the directors of Shire Limited in relation thereto	328,193,037 (99.54%)	1,511,376 (0.46%)	64,328
4.	To approve the adoption by Shire Limited of the Shire Employee Stock Purchase Plan	328,231,073 (99.55%)	1,474,257 (0.45%)	63,411
5.	To approve the adoption by Shire Limited of Part A of the Shire Portfolio Share Plan	288,944,476 (88.23%)	38,538,346 (11.77%)	2,285,919
6.	To approve the adoption by Shire Limited of Part B of the Shire Portfolio Share Plan	288,937,726 (87.64%)	40,743,201 (12.36%)	87,814

* These figures include discretionary votes.
**Votes withheld are not counted in the proportion of votes "for" or "against".

Copies of the resolutions passed at the Court meeting and the EGM have been submitted to the UKLA and are available for inspection at the UKLA's Document Viewing Facility, which is situated at the Financial Services Authority, 25 The North Colonnade, Canary Wharf, London E14 5HS.

For further information please contact:

Investor Relations	Cléa Rosenfeld (Rest of the World)	+44 1256 894 160
	Eric Rojas (North America)	+1 484 595 8252
Media	Jessica Mann (Rest of the World)	+44 1256 894 280
	Matthew Cabrey (North America)	+1 484 595 8248

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Notes to editors

SHIRE PLC
Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician.  Shire focuses its business on attention deficit and hyperactivity disorder (ADHD), human genetic therapies (HGT), gastrointestinal (GI) and renal diseases. The structure is sufficiently flexible to allow Shire to target new therapeutic areas to the extent opportunities arise through acquisitions.  Shire’s in-licensing, merger and acquisition efforts are focused on products in niche markets with strong intellectual property protection either in the US or Europe.  Shire believes that a carefully selected portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results.

For further information on Shire, please visit the Company’s website: www.shire.com.

This announcement does not constitute an offer or invitation to purchase securities.

Terms used but not defined herein have the meanings given to them in the Circular and the Prospectus.

Morgan Stanley & Co International plc is acting for Shire and Shire Limited and no one else in connection with the Proposals and will not be responsible to anyone other than Shire and Shire Limited for the protections afforded to its clients or for providing advice in relation to the Proposals or the content of this announcement.

This announcement does not constitute an invitation or offer to sell or the solicitation of an invitation or offer to buy any security. none of the securities referred to in this announcement shall be sold, issued, exchanged or transferred in any jurisdiction in contravention of applicable laws.

Notice to United States Residents

This announcement is not an offer of securities in the United States.

The Shire Limited ordinary shares to be issued in connection with the Proposals will not be, and are not required to be, registered with the US Securities and Exchange Commission under the US Securities Act of 1933, as amended, in reliance on the exemption from registration provided by Section 3(a)(10) thereof.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with: the inherent uncertainty of pharmaceutical research, product development including, but not limited to the successful development of JUVISTA® (Human TGFb3) and veleglucerase alfa (GA-GCB); manufacturing and commercialization including, but not limited to, the establishment in the market of

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VYVANSE™ (lisdexamfetamine dimesylate) (Attention Deficit and Hyperactivity Disorder (“ADHD”)); the impact of competitive products, including, but not limited to, the impact of those on Shire’s ADHD franchise; patents, including but not limited to, legal challenges relating to Shire’s ADHD franchise; government regulation and approval, including but not limited to the expected product approval date of INTUNIV™ (guanfacine extended release) (ADHD); Shire’s ability to secure new products for commercialization and/or development; and other risks and uncertainties detailed from time to time in Shire plc’s filings with the Securities and Exchange Commission, including Shire plc’s Annual Report on Form 10-K for the year ended December 31, 2007.

Registered in England 5492592  Registered Office as above